Exhibit 2.3

For Office Use Only

Profit Corporation
Articles of Amendment

GroEstate Inc.

2. Article number(s) I through VI is amended as follows:
**See checklist below for article number information.*

See Attached Exhibit A containing 7 pages.

4. The amendment was adopted on 07/11/2025
(Date – mm/dd/yyyy)

P-Amendment – Revised June 2021

For Office Use Only Wyoming Secretary of State HerschIer BuiIding East, Suite 101 122 W 25th Street Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Email: Business@wyo.gov P - Amendment – Revised June 2021 Profit Corporation Articles of Amendment 1. Corporation name: (Name must match exactly to the Secretary of State's records.) 2. Article number(s) is amended as follows: 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . 4. The amendment was adopted on . (Date – mm/dd/yyyy) * See checklist below for article number information. GroEstate Inc. I through VI See Attached Exhibit A containing 7 pages. This Amendment does not provide for an exchange, reclassifcation or cancellation of issued shares. 07/11/2025

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5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

**OR**

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

**OR**

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

**Signature:** [signature]
*(May be executed by Chairman of Board, President or another of its officers.)*

**Date:** 07/11/2025
*(mm/dd/yyyy)*

Print Name: Dominick Colvin

Title: CEO, President

Contact Person: Dominick Colvin

Daytime Phone Number:

Email: colvin_n@yahoo.com, dgluck@silvestrelaw.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

P-Amendment – Revised June 2021

5. Approval of the amendment: (Please check only one appropriate field to indi ca t e th e part y approving th e amendment.) I ض I Shares were not issued and the board of directors or incorporators have adopted the amendment. OR □ approval , Share s we r i n e complianc e issue d and th e wit h boar d W.S . o f 17 - 16 - 1005 . director s have adopted the amendment without shareholder □ Shar e v o r pp a s a we r i n , l e complianc e issue d and th e wit h boar d W.S . o f 17 - 16 - 1003 . director s O R have adopted the amendment with shareho ld er /, , ft' "; ':/ / Date•.107/11/2025 Signature:_.,,,, � .,. "" � - ------------ - ..... - , - ----- , - - : - : - , - --- , - -------- ' (May be exec ut ed by C hairman of Board , Presid e nt or another of its officers.) (mm / ddlyyy y) Print Name: IDominick Colvin I Contact Person: I Dominick Colvin L ---- ;::::=================== Title : ICEO, President I Daytim e Phone Number: , ---------- =========::::::::::== Email: colvin_n@yahoo.com , dgluck@silvestrelaw.com (A11 email address is required. Ema il (s) provided will receive imp ortant r e minders, notic es and filing ev idenc e.) Checklist † Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State. Processing time is up to 15 business days following the date of receipt in our office. *Refer to original articles of incorporation to determine the specific aiticle number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number. [==:J Please mail with payment to the address at the top of this form. This form cannot be accepted via email. [==:J Please review the form prior to submission. The Secretary of State's Office is unable to process incomplete forms. P - Amendment - Revised June 2021

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EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GROESTATE INC.

The undersigned, Dominick Colvin, President of GroEstate Inc., a Wyoming corporation (the “Corporation”), does hereby certify:

1. He is the President and chief executive officer of the Corporation.

2.  These Amended and Restated Articles of Incorporation consolidate all previous and current amendments into a single document (the “Amended and Restated Articles”).

3.  The Amended and Restated Articles have been duly approved by the Board of Directors (“Board”) in accordance with the laws of the State of Wyoming.

4.  No shares of capital stock of the Corporation have been issued as of the date of the Amended and Restated Articles and pursuant to Section 17-16-1002 of the Wyoming Business Corporation Act, no shareholder approval is required.

5.  The name and address of the original incorporator is: Registered Agents Inc. 30 N Gould St Ste R Sheridan, WY 82801.

6.  The articles of incorporation of this Corporation are amended and restated in their entirety to read as follows and supersede and take the place of the existing articles of incorporation and all prior amendments thereto and restatements thereof:

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ARTICLE I

NAME OF THE CORPORATION

The name of the Corporation shall be: GroEstate Inc.

ARTICLE II

PERPETUAL DURATION OF THE CORPORATION

The period of this Corporation’s duration is perpetual.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Wyoming Business Corporation Act.

ARTICLE IV

AUTHORIZED CAPITAL

4.1. Authorized Capital Stock. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is thirty million one thousand (30,001,000) shares, whereby (i) one million (1,000,000) of such shares shall be common stock, par value $0.001 per share, as described herein (“Common Stock”), (ii) twenty nine million (29,000,000) of such shares shall be preferred stock, par value of $0.001 per share as described herein, and having such rights, preferences, powers, privileges and restrictions, qualifications and limitations as determined by the Board of Directors, from time to time (“Preferred Stock”), and(iii) one thousand (1,000) of shares of Series A Preferred Stock, par value $0.001 per share, as described herein (“Series A Preferred Stock”).

4.2. No Shareholder debts; Transfer Restrictions. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation. The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation as it deems necessary in the best interests of the corporation or as required by law.

4.3. Consideration. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

4.4. Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Amended and Restated Articles, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

4.5. Preferred Stock. Except for the Series A Preferred Stock, which is already designated pursuant to these Amended and Restated Articles, the Board is expressly vested with the authority to divide any or all of the Preferred Stock into one or more series and to fix and determine the relative rights and preferences of the shares of each series so established. The Board shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time. Within the limits and restrictions, if any, stated in any resolution of the Board originally fixing the number of shares constituting any series, the Board is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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The Board is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board and set forth in the contracts or instruments that evidence such rights.

4.6. Series A Preferred Stock. The holders of Series A Preferred Stock shall only have the rights, preferences, and privileges set forth in Article 11 of these Amended and Restated Articles, except for other rights legally required under the Wyoming Business Corporation Act.

ARTICLE V

CUMULATIVE VOTING

Cumulative voting for the election of directors shall not be permitted.

ARTICLE VI

PREEMPTIVE RIGHTS

No holder of any capital stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares unless specifically authorized by the Board.

ARTICLE VII

BOARD OF DIRECTORS

The governing board of this Corporation shall be known as directors, and the number of the directors may from time to time be increased or decreased in such manner as shall be permitted by the bylaws of this Corporation (“Bylaws”). There shall not be fewer than one member of the Board.

ARTICLE VIII

SHAREHOLDER VOTING ON CORPORATE ACTIONS

Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder(s) who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE IX

INDEMNIFICATION

9.1. Indemnification. To the fullest extent permitted by the Wyoming Business Corporation Act, as it now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take action, as a director. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation. The Corporation may, by action of its Board, provide indemnification and advancement of expenses to employees, fiduciaries, and agents of the Corporation, and to any person serving at the request of the Corporation in any such capacity with another entity, to the same extent as provided to directors and officers.

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9.2. Expense Advancement. The Corporation shall advance expenses in advance of the final disposition of the case to or for the benefit of a director or officer, or other applicable person, who is a party to a proceeding such as described in the preceding paragraph 9.1. to the maximum extent permitted by applicable law.

9.3. Stockholder Repeal. Any repeal or modification of the foregoing paragraphs contained in Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer, or other person of the Corporation entitled to indemnification existing at the time of such repeal or modification.

ARTICLE X

LIMITATIONS OF LIABILITY

10.1. Limitation of Liability for Directors. To the fullest extent permitted by the Wyoming Business Corporation Act, as it exists or may be amended, no director shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except for liability:

(a)	for a financial benefit received to which the director is not entitled;

(b)	for intentional infliction of harm on the Corporation or its shareholders;

(c)	for unlawful distributions under W.S. § 17-16-833; or

(d)	for an intentional violation of criminal law.

10.2. Stockholder Repeal. Any repeal or modification of the foregoing paragraph 10.1 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI

DESIGNATION OF SERIES A PREFERRED STOCK

11.1. Voting Rights.

(a)  Each share of Series A Preferred Stock shall entitle the holder to vote the equivalent of 1,000 shares of Common Stock on all matters submitted to the stockholders of the Corporation, voting together with the holders of Common Stock and any other class or series of stock entitled to vote, as a single class, so long as at least one (1) shares of Series A Preferred is outstanding.

(b) Except as otherwise required by law, the Series A Preferred Stock shall vote together with the Common Stock and not as a separate class.

11.2 No Dividends. Except as required by law, the Series A Preferred Stock shall not be entitled to receive dividends or other distributions, whether in cash, securities, or other property.

11.3. No Liquidation. Except as required by law, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall not be entitled to receive any distribution of the Corporation’s assets.

11.4. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into any other class or series of stock, or into any other securities of the Corporation.

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11.5. No Preemptive or Other Rights. The Series A Preferred Stock shall have no preemptive, subscription, or other similar rights to acquire any securities of the Corporation.

11.6. Non-Transferability. The Shares of Series A Preferred Stock shall be non-transferable, except with the prior written consent of the Board.

11.7. Redemption Rights. Beginning on the date of issuance, the shares of the Series A Preferred Stock will be redeemable by the Corporation (i) upon the mutual written agreement of each holder of Series A Preferred Stock, or (ii) upon a Change of Control. The redemption price per share shall be equal to the par value of the Series A Preferred Stock. For purposes of this Section 11.7, “Change of Control” shall mean (i) a sale of all or substantially all of the Corporation’s assets other than to an Excluded Entity, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Corporation with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (a) change the jurisdiction of the Corporation’s incorporation, (b) create a holding company that will be owned in substantially the same proportions by the persons who hold the Corporation’s securities immediately before such transaction, or (c) obtain funding for the Company in a financing that is approved by the Board. An “Excluded Entity” means a corporation, limited liability company or other entity of which the holders of voting capital stock of the Corporation outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s, limited liability company’s or other entity’s voting securities outstanding immediately after such transaction.

ARTICLE XII

ADDRESS OF REGISTERED OFFICE AND REGISTERED AGENT

12.1.  Registered Agent. The name and mailing address of the registered agent who was the intiial incorporator of the corporation, is as follows:

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801

12.2. Principal Office. The mailing address of the corporation's principal office is:

30 N Gould St Ste R

Sheridan, WY 82801

ARTICLE XII

SEVERABILITY

In the event any provision (including any provision within a single article, section, paragraph or sentence) of these Amended and Restated Articles should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, I have hereunto set my hands this 11th day of July, 2025, hereby declaring and certifying that the facts stated hereinabove are true.

By:	/s/ Dominick Colvin
Names:	Dominick Colvin
Title:	President, CEO, CFO and Treasurer

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